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                                                                    Exhibit 2(c)

DAVID A. GILLS (State Bar No. 032145)
ANNE E.W ELLS (State Bar No. 155975)
DANNING, GILL, DIAMOND & KOLLITZ, LLP
     a limited liability partnership
     composed of professional corporations
2029 Century Park East, Third Floor
Los Angeles, California  90067-2904
Telephone: (310) 277-0077
Facsimile: (310) 277-5735

Attorneys for THE SIRENA APPAREL GROUP, INC.,
Debtor and Debtor-in-Possession

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                              LOS ANGELES DIVISION

In re                              )   Case No. LA 99-34245-ER
                                   )      Chapter 11
THE SIRENA APPAREL GROUP, INC.,    )
                                   )   ORDER CONFIRMING FIRST AMENDED
                                   )   PLAN OF REORGANIZATION
                                   )
                                   )   Confirmation Hearing:
                                   )   ---------------------
                                   )
             Debtor.               )   DATE:  July 24, 2000
                                   )   TIME:  10:00 a.m.
___________________________________)   PLACE: Courtroom "1568"
                                              255 E. Temple Street
                                              Los Angeles, CA  90012

      The First Amended Plan of Reorganization (the "Plan"), proposed by The Sirena Apparel Group, Inc., the debtor and debtor-in-possession herein (the "Debtor" or "Reorganized Debtor"), and the Official Committee of Unsecured Creditors (the "Committee") (collectively, the "Proponents"), having been transmitted to all creditors and interest holders herein, and notice of the hearing on confirmation of the Plan having been served on all parties entitled to such notice, a hearing on confirmation of the Plan was held before the undersigned United States Bankruptcy Judge, in Courtroom "1568", 255 East Temple Street, Los Angeles, California, on July 24, 2000.

      The Debtor appeared by and through its counsel of record Danning, Gill, Diamond & Kollitz, LLP, by David A. Gill and Anne E. Wells. The Official Committee of Unsecured Creditors


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              ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION

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appeared by and through its counsel of record, Buchalter, Nemer, Fields &
Younger by Benjamin Seigel. Foothill Capital Corporation ("Foothill") appeared by and through its counsel of record, Brobeck, Phleger & Harrison, by Susan P. Hall. Other appearances were as noted in the record.

      The Court having received, reviewed and considered the Plan and the evidence submitted in support of the Plan and the statements of counsel, there being no objections or opposition to the Plan, and the Court being fully advised,

      THE COURT FINDS THAT:

      1. The Court has jurisdiction over this matter pursuant to 28 U.S.C. ss. 1334 and this matter is a core proceeding as defined in 28 U.S.C. ss. 157(b)(2)(L) and (O). The Court has the authority to enter a final order confirming the Plan pursuant to Bankruptcy Code ss.ss. 1128 and 1129;

      2. Notice of the confirmation hearing, along with a copy of the Plan and a court-approved Disclosure Statement, were timely served upon all interest holders and creditors in this chapter 11 case and was proper, adequate and reasonable as required by Federal Rules of Bankruptcy Procedure 2002, 3017 and 3018;

      3. The Plan has been accepted by the classes of creditors whose acceptance is required by law for confirmation of the Plan in accordance with Bankruptcy Code ss.ss. 1126 and 1129;

      4. The Plan complies with the applicable provisions of Bankruptcy Code (ss. 1129(a)(1));

      5. The Proponents have complied with the applicable provisions of title 11 (ss. 1129(a)(2));

      6. The Plan has been proposed in good faith and not by any means forbidden by law (ss. 1129(a)(3));

      7. The Proponents have disclosed and will disclose to the Court by appropriate application, any payment made for services rendered or for costs and expenses incurred in connection with the case or the Plan and such payments have been or will be approved by, and are subject to, the approval of the Court as reasonable (ss. 1129(a)(4));

      8. The Proponents have disclosed the identity, affiliations and compensation of individuals proposed to serve as officers of the Reorganized Debtor after confirmation and the


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              ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION

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continuance in such offices by such individuals is consistent with the interests of creditors and equity security holders and with public policy (ss.
1129(a)(5));

      9. The Debtor is not subject to the jurisdiction of any regulatory commission (ss. 1129(a)(6));

      10. Each holder of a claim in an impaired class has accepted the Plan or will receive or retain under the Plan on account of such claim or interest, property of a value, as of the Effective Date of the Plan, not less than the amount that such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code (ss. 1129(a)(7));

      11. Each class of claims has either accepted the Plan, is not impaired under the Plan, or did not vote (ss. 1129(a)(8));

      12. The treatment of administrative expenses and priority claims under the Plan complies with the provisions of ss. 1129(a)(9);

      13. At least one class of claims that are impaired under the Plan voted to accept the Plan, without including the acceptances of any insiders (ss. 1129(a)(10));

      14. Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor (ss. 1129(a)(11));

      15. The Plan provides for payment on the Effective Date of all fees payable under 28 U.S.C. ss. 1930 (ss. 1129(a)(12));

      16. The Debtor does not have any obligations for retiree benefits (ss. 1129(a)(13)); and

      17. Confirmation of the Plan is in the best interests of the Debtor, the estate, and creditors.

      Based upon the foregoing findings, and good cause appearing therefor,

      IT IS HEREBY ORDERED, DETERMINED AND DECREED TRAT:

      1. The form and manner of the notice given of the hearing on confirmation of the Plan and service of the Plan and Disclosure Statement are hereby approved as constituting appropriate notice in accordance with 11 U.S.C. ss. 102 and Federal Rules of Bankruptcy Procedure 2002, 3017, and 3018;


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              ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION

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      2. The Plan satisfies the requirements for confirmation set forth in 11
U.S.C. ss.ss. 1129(a);

      3. The First Amended Plan of Reorganization is hereby confirmed and approved by this Court;

      4. In accordance with Bankruptcy Code ss. 1141, the provisions of the Plan shall be binding upon the Debtor, the Reorganized Debtor, any person acquiring or receiving property under the Plan, any party to a contract with the Debtor, any lessor or lessee of property to or from the Debtor and any holder of a claim against or an interest in the Debtor, whether or not such claim or interest is impaired under the Plan and whether or not such holder has filed a Proof of Claim or has accepted the Plan;

      5. Except as otherwise provided in the Plan, this Order or the Foothill Exit Financing (as that terms is defined in the Plan), this Order acts as a discharge and termination, as of the Effective Date, of any and all liabilities and debts of, and claims against, the Debtor that arose at any time before the Confirmation Order becomes a Final Order, including, but not limited to, the principal amount of any claim and any and all interest accrued thereon, pursuant to 11 U.S.C. ss. 1141(b)(1). The discharge of the Debtor shall be effective as to any claim, regardless of whether a proof of claim thereof was scheduled or filed, or whether the claim is an Allowed Claim or whether the holder thereof voted to accept or reject the Plan;

      6. All creditors and claimants at law or in equity who claim or may have claimed a right to payment from the Debtor based upon, inter alia, any act, omission, breach of performance, right of indemnity or contribution, debt, claim, liability or cause of action, whether or not such right to payment is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, are permanently restrained and enjoined from pursuing or attempting to pursue, or from commencing or continuing any suit or proceeding at law, or in equity, directly or indirectly, against the Debtor herein, except as may be expressly provided for and allowed by terms of the Plan;


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              ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION

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      7. Except as otherwise expressly provided in the Plan and the Foothill
Exit Financing, on the Effective Date of the Plan, without any further action, all assets of the estates shall revest in the Reorganized Debtor, free and clear of all claims, liens, and other interests of creditors;

      8. Any and all executory contracts and unexpired leases which were, or which are, claimed to be, or have been in existence at any time during the course of this case or before this case not expressly assumed or rejected by the Debtor pursuant to the Plan shall be deemed rejected, and all claims against the Debtor based upon such rejection shall be filed with the Court within thirty
(30) days after the Effective Date of the Plan or be forever barred;

      9. The Debtor is authorized to perform all acts, execute and deliver all documents, pleadings and other instruments of any kind necessary or appropriate to carry out the provisions of the Plan, this Order and the Foothill Exit Financing;

      10. The Disbursing Agent shall distribute all property to be distributed pursuant to the terms of the Plan. The Disbursing Agent shall be entitled to reasonable compensation for such services, and may employ or contract with other entities to assist in, or to perform, the distribution of said property as provided for in the Plan;

      11. Except as otherwise set forth in the Plan, as of the Effective Date of the Plan, the Reorganized Debtor may use, acquire, and dispose of property without supervision by the Bankruptcy Court or the Office of the United States Trustee, and the Reorganized Debtor is free of any restrictions of the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure, including regarding the employment and payment of professionals other than those restrictions expressly imposed by the Plan;

      12. Any unpaid fees payable under 28 U.S.C. ss. 1930 will be paid on the Effective Date of the Plan, as provided for in the Plan;

      13. This Order shall be deemed to constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any other documents, instruments or agreements (and any amendments or modifications thereto) and any other acts referred to in, or contemplated by, the Plan or the Disclosure Statement;


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              ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION

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      14. The obligations of the Reorganized Debtor under the Foothill Exit
Financing shall be secured by valid, binding and enforceable liens all of the assets of the Reorganized Debtor, as more particularly set forth in the documents evidencing the Foothill Exit Financing;

      15. Except as otherwise provided in the Plan, on the Effective Date, any lien securing any secured claim shall be deemed released, and the person holding such secured claim shall be authorized and directed to release any collateral or other property of the Debtor (including without limitation, any cash collateral) held by such person and to take such actions as may be requested the Reorganized Debtor to evidence the release of such lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtor;

      16. The appropriate state or local governmental officials are hereby directed, upon the presentation of a copy of this Order, to terminate the filings evidencing any security interests against any property of the Debtor deemed released under the immediately preceding paragraph. This Court hereby retains jurisdiction to enforce the foregoing directions;

      17. In accordance with Bankruptcy Code ss. 1145, the offer issuance, sale, exchange or other transfer of shares of stock un( the Plan are hereby exempt from the provisions of Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for the offer or sale of a security or registration or licensing of the issuer, or an affiliate thereof, as an underwriter, broker or dealer in securities;

      18. Pursuant to Bankruptcy Code ss. 1145(c), the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or the revesting, transfer or sale of any real or personal property of the Debtor c the Reorganized Debtor pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any federal, state or local law imposing a stamp tax, a recording tax, a transfer tax and similar tax or fee;

      19. All shares of stock to be issued pursuant to the Plan shall be, upon such issuance, validly issued, fully paid and nonassessable;


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              ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION

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      20. The failure to reference or discuss any particular provision of the
Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan;

      21. The provisions of Federal Rules of Bankruptcy Procedure 3020(e) and 7062 shall not apply, and this Order shall take effect immediately and shall not be stayed;

      22. The Court shall retain the jurisdiction expressly conferred by the Bankruptcy Code and titles 18 and 28 of the United States Code including, but not limited to, the entry of an order in aid of implementation of the Plan, and to do all of those things expressly stated or otherwise contemplated by the Plan;

      23. Pursuant to Local Bankruptcy Rule 3020-1, within 120 days of the entry of this Order, the Reorganized Debtor shall file a status report explaining what progress has been made toward consummation of the confirmed Plan. The Initial Report shall be served on the United States Trustee, the twenty largest unsecured creditors and those parties who have requested special notice. Further reports must be filed every 180 days thereafter and served on the same entities, unless otherwise ordered by the Court; and

      24. Upon the resolution of all objections to claims and all pending actions in this Court as provided for in the Plan, the Reorganized Debtor shall file an application for a final decree, along with a proposed final decree closing the bankruptcy case, and at such time this court shall take such order or orders as way be appropriate for the termination and closing of this estate and this case.

DATED: July 24, 2000                   /s/ Ernest M.  Robles
                                       -----------------------------------------
                                       HONORABLE ERNEST M. ROBLES
                                       UNITED STATES BANKRUPTCY JUDGE


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              ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION